Exhibit 10.14
Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
SECOND AMENDMENT TO LOAN ACCOUNT PROGRAM AGREEMENT
AND FIRST AMENDMENT TO LOAN SALE AGREEMENT
THIS SECOND AMENDMENT TO THE LOAN ACCOUNT PROGRAM AGREEMENT AND FIRST AMENDMENT TO THE LOAN SALE AGREEMENT (this “Amendment”) is entered into as of the 8th day of October, 2008 by and between WEBBANK, a Utah-chartered industrial bank having its principal location in Salt Lake City, Utah (“Bank”), and LENDINGCLUB CORPORATION, a Delaware corporation, having its principal location in Sunnyvale, California (“Company”).
Recitals
A. Bank and Company have entered into that certain Loan Account Program Agreement dated as of December 10, 2007 (as the same may from time to time be amended, modified, supplemented or restated, the “Program Agreement”), together with the associated Loan Sale Agreement dated as of the same date (as amended, modified, supplemented or restated, the “Loan Sale Agreement”).
B. Through this Amendment, Bank and Company desire to amend the Program Agreement and the Loan Sale Agreement to incorporate a revised process for the payment of certain loan origination fees paid by Borrowers participating in the Program.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1. Definitions. Capitalized terms used but not defined in this Amendment have the meanings given to them in the Program Agreement or, if not defined in the Program Agreement, such terms have the meanings given to them in the Loan Sale Agreement.
2. Amendments to Program Agreement.
2.1 Section 7(a). Section 7 is hereby amended by deleting subsection (a) in its entirety and replacing it with the following:
(a)
Company will provide a Funding Statement to Bank by e-mail or as otherwise mutually agreed by the Parties by 12:00 p.m. Mountain Time on each Funding Date. Each Funding Statement shall identify those Applicants whose Applications satisfy the requirements of the Credit Policy and with respect to whom Company requests that Bank establish Loan Accounts, and provide the amount of Loan Proceeds and instructions for the disbursement of all Loan Proceeds to be disbursed by Bank on such Funding Date. The Funding Statement shall also set forth the amount of Consumer Origination Fees due to Company on such Funding Date. The Funding Statement shall be in the form of Exhibit E.

2.2	Section 7(d). Section 7 is hereby amended by adding the following new subsection (d):
(d)
Simultaneously with the disbursement of the associated Loan Proceeds, Bank shall remit to Company the Consumer Origination Fees in accordance with the instructions set forth on each Funding Statement. Bank’s obligation to remit Consumer Origination Fees to Company is subject to the satisfaction of the conditions precedent set forth in Section 7(c) above immediately prior to each remittance of Consumer Origination Fees.

2.3 Schedule 1, Definitions.
(a) Schedule 1 is hereby amended by deleting sections (s), (t), and (w) in their entirety and replacing them with the following:
(s)
“Funding Account” means an account owned by Bank and held at the Funding Institution against which wire transfers or ACH transfers are settled for the payment of Loan Proceeds to Borrowers and Consumer Origination Fees to Company.

(t)
“Funding Amount” means the aggregate amount of (i) all Loan Proceeds to be disbursed by Bank to Borrowers on each Funding Date, and (ii) all Consumer Origination Fees to be paid by Bank to Company on each Funding Date, as the same are listed on a Funding Statement.

(w)
“Funding Statement” means the statement prepared by Company in the form of Exhibit E on a Business Day that contains (i) a list of all Applicants who meet the eligibility criteria set forth in the Credit Policy, for whom Bank is requested to establish Loan Accounts; (ii) the computation of the Loan Proceeds and all information necessary for the transfer of Loan Proceeds from the Funding Account to the accounts designated by the corresponding Borrowers, including depository institution names, routing numbers and account numbers; (iii) the computation of the Consumer Origination Fees owed to Company; and (iv) such other information as shall be reasonably requested by Bank and mutually agreed to by the Parties.

2

(b) Schedule 1 is hereby amended by adding the following new definition:
“Consumer Origination Fee” means the fee charged by Company to Borrowers and deducted from the Loan Proceeds disbursed by Bank to Borrowers, as disclosed to Borrowers in the Consumer Finance Materials.
3. Revised Exhibits. Company and Bank hereby approve the revised forms of Exhibits B, C, D and E to the Loan Program Agreement attached hereto.
4. Amendments to Loan Sale Agreement.
4.1 Section 2(d). Section 2 is hereby amended by deleting subsection (d) in its entirety and replacing it with the following:
(d)
Within five (5) days after the end of each calendar month, Company shall pay Bank a monthly service fee equal to the greater of (i) the product of [*] multiplied by [*], or (ii) $[*] in months [*] of the Initial Term; $[*] in months [*] of the Initial Term; $[*] in months [*] of the Initial Term; and $[*] in months [*] of the Initial Term.

[*]
4.2 Schedule 1, Definitions. Schedule 1 is hereby amended by deleting section (z) in its entirety and replacing it with the following:
(z)	“Purchase Price” means the principal amount of the Loan Proceeds disbursed and the amount of Consumer Origination Fees paid to Company for each Loan Account.
5. Limitation of Amendment.
5.1 The Amendment shall be limited precisely as written and shall not be deemed to be a consent to any amendment, waiver or modification of any other term or condition of the Program Agreement or Loan Sale Agreement.
5.2 This Amendment shall be construed in connection with and as part of the Program Agreement and Loan Sale Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Program Agreement and Loan Sale Agreement are hereby ratified and confirmed and shall remain in full force and effect.
5.3 In the event of any conflict or inconsistency between this Amendment and the terms of the Program Agreement or the Loan Sale Agreement, the terms of this Amendment shall be controlling, but such documents shall not otherwise be affected or the rights therein impaired.

3

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
7. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank and Company of this Amendment by each party hereto.
8. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Utah.
[Signature page follows.]

4

IN WITNESS WHEREOF, the Parties have entered into this Amendment on the date set forth above.

WEBBANK

By:	/s/ Jason C. Lloyd Name: Jason C. Lloyd
Title: SVP, Strategic Partnerships

LENDINGCLUB CORPORATION

By:	/s/ Renaud Laplanche Name: Renaud Laplanche
Title: CEO
[Signature Page to Second Amendment to Program Agreement and First Amendment to Loan Sale Agreement]

Exhibit B
Credit Policy

WebBank
Person-to-Person Credit Policy

Section No.: 700
Policy No.: 711
Current Approval Date: September 17, 2008
Last Revision Date: January 23, 2008
WebBank
LendingClub Person-to-Person Credit Policy
Person-To-Person Lending Overview
Peer-to-peer lending is a means by which borrowers and lenders may transact business without the traditional intermediaries. It can also be known as Social Lending using the internet.
Internet is the enabling technology for peer-to-peer lending has been the internet, where peer-to-peer lending appears in two primary variations: an “online marketplace” model and a “family and friend” model.
Theory of Person-To-Person Lending
The theory is that people will be more likely to repay their obligations if the reputation of their group is at stake. Anyone (who qualifies with a verifiable name, bank account and Social Security number) can start a group or join an existing group that matches their interests or philosophy.
Credit Policy
1.	Lending Club Credit Policy Committee (CPC)
a.	Responsibilities
i.	Review Credit Performance

ii.	Establish and Revise Risk Grade Categories

iii.	Establish and Revise Interest Rate Categories

iv.	Review & Update Credit Policies

v.	Recommend changes in policies to WebBank Loan Committee and Board
b.	Policy Exceptions
i.	Any deviations from this WebBank approved policy must be approved by the chief credit officer or the senior underwriter at WebBank where the amount under consideration exceeds $25,000.
ii.	The president of the WebBank can appoint secondary personal to approve exceptions in the absence of the chief credit officer and/or the senior underwriter.
2.	Loan Application Information Requirement
a.	Basic Information
Customer’s general information will be collected including: name, address, social security number, birth date, email address, phone numbers, income, employment, and affiliation relationships (optional).

WebBank
Person-to-Person Credit Policy

b.	Loan Request Information
Borrower will provide the loan amount, length of loan term, and purpose.
c.	Bank Account Information
Borrower will provide at the minimum one valid bank account with corresponding ABA routing number. Lending Club will authenticate account ownership.
d.	Payment Method
Current acceptable payment method includes electronic fund transfer (EFT) via ACH. All ACH fund transfers will require a four (4) business day clearing period to avoid NSF (Non-Sufficient Funds) risk.
In certain instances, wire transfers will be supported.
e.	Information Verification/Authentication
i.	Lending Club, at its sole discretion, reserves the right to require verification for any information submitted at any time. Failure to comply will be grounds of declining the listing of a loan request. Or, for a loan which has already funded, Lending Club may, at its sole discretion, assess a False Information Penalty and/or call the loan immediately due and payable, depending on the severity of the situation.
ii.	Level of verification and authentication requirements is determined by CPC or its delegates.
f.	Non-Credit Based Application Information
i.	Bank Account Verification
1.	A valid bank account with ACH transfer capability will be required for authenticating borrowers.
2.	Lending Club and/or its vendors will verify bank accounts through CPC approved methods.
ii.	Affinity Network Verification
1.	Borrower’s membership in Affinity Groups may be verified per methods determined by Lending Club.
3.	Credit Scoring
a.	Credit Authorization
All Borrowers and Guarantors will be required to digitally sign an electronic authorization for Lending Club to obtain a current (within the acceptable time period as determined by the CPC and approved by WebBank) copy of their respective credit reports both for the processing of the loan request as well as for monitoring or collection efforts associated with the loan.
b.	Credit Bureau Partner
Lending Club will rely upon its approved credit bureau partner(s) to supply the credit scoring and credit report data for Borrowers and Guarantors.

WebBank
Person-to-Person Credit Policy

c.	Credit Score Model
i.	Credit Score
1.	CPC has elected to use the FICO credit score model (as modeled by Fair Isaac Company) from its credit bureau partner(s) (TransUnion, Experian, or Equifax) as the primary credit score model used to categorize loans into Base Risk Grades from lowest risk to highest risk that Lending Club is willing to accept.
2.	In addition to the Base Risk Grades, Lending Club will establish additional sub-grades within each Base Risk Grade using numbers 1 being the lowest risk (best sub-grade) up to the highest risk (worst sub-grade) as determined by CPC.
3.	Any credit score below the minimum acceptable score will be denied from being able to list the loan with Lending Club.
d.	Data Collection & Validation
i.	Lending Club will collect customer performance data to be used for validation of credit policies as well as future model development.
ii.	Lending Club will also collect periodic updates of credit scores for monitoring of active loan portfolio quality and trends.
4.	Risk Grading
a.	Base Risk Grade
i.	Lending Club defines the Base Risk Grade using segmentations of default rate of the associated credit score from the lowest default rate (risk grade of A) up to the highest default rate (risk grade of D) as listed in the Base Risk Grade Categorization Table in Credit Policy IV.b.
ii.	Lending Club will not list a loan request where the Base Risk Grade is below the minimum threshold determined by CPC.
b.	Base Risk Grade Categorization Table

	Below	Sample	Sample	Sample	Sample
	Minimum	Band 1	Band 2	Band 3	Band 4
FICO Score (new customer)*	< 640	640~659	660~679	679~713	714+

*	For all industries
c.	Risk Sub-Grades (Sub-Grade)
i.	Within each Base Risk Grade, a number of Sub-Grades will be created by CPC to further define the risk profile of individual loans with in the Base Risk Grade. Additional Risk Sub-Grades of E1 to G5 are created to accommodate Lending Club’s risk grade modifier system and are not based on default rates as the Sub-Grades from A1 to D5. Please refer to the Sub-Grade Table in Credit Policy IV.d for details.

WebBank
Person-to-Person Credit Policy

d.	Risk Sub-Grade Categorization Table

	Base Risk
FICO Score	Grade	Sub-Grade
770		1
747		2
734	A	3
723		4
714		5
707		1
700		2
693	B	3
686		4
679		5
675		1
671		2
668	C	3
664		4
660		5
656		1
652		2
648	D	3
644		4
640		5
638		1
635		2
632	E	3
629		4
627		5
624		1
621		2
619	F	3
617		4
615		5
614		1
612		2
610	G	3
		4
		5

*	note that Sub-Grades E~G are only available as a result of adding risk grade modifiers. No borrowers below the minimum credit score limit will be accepted except under special Facebook.com credit rules described below in IV.e.

WebBank
Person-to-Person Credit Policy

e.	Special Credit Rules
i.	Facebook.com — A special rule set was developed for Facebook.com, where the users tend to have a shorter credit history. Notwithstanding anything to the contrary in the credit policy, borrowers referred through Facebook will be accepted if they have:
1.	FICO score between 610 and 639 (corresponding to Sub-Grades E1 to G3 in IV.d);
2.	no current delinquencies;
3.	less than 3 delinquencies within the past 24 months; and,
4.	have the oldest credit account age between a minimum of 12 months and a maximum of 60 months.
f.	Overrides
i.	Certain information from the credit profile or loan application warrants manual overrides to the normal Risk Grading process and triggers immediate exclusion from listing of the loan.
1.	Bankruptcy
a.	Bankruptcy is listed on the credit report for ten years. We believe responsible financial management is a pre-requisite for listing the loan. Therefore Lending Club will not accept loan requests with a bankruptcy record within the past seven (7) years in the credit data file.
2.	Derogatory Public Record (unpaid)
a.	A government tax lien will supersede all unsecured creditor claims. An unpaid lien typically indicates that additional liens are forthcoming and greatly increases a Borrower’s risk profile for the loan request. Lending Club will not list a Borrower’s loan request whose credit file has existing liens.
3.	Current Delinquency
a.	Lending Club will exclude from listing the loan requests from Borrowers who has current delinquency(ies).
4.	Collection or Write-Off Account (Other than medical)
a.	Lending Club will exclude from listing the loan requests from Borrowers who have a current or recent collection or write-off account within the past 12 months.
5.	Credit Report Fraud Alert
a.	We will not allow the listing of loan requests from Borrowers whose credit file has an active fraud alert or an extended fraud alert.
6.	Insufficient Credit Experience
a.	Lending Club will deny listing of loan requests from borrowers who have a length of credit history below 12 months. Credit history is established by individual or co-borrower accounts but not authorized-signer accounts.
7.	Waiting Period for Multiple Listings
a.	Lending Club will require a waiting period where we can establish a minimum of six months of satisfactory payment history from a first loan prior to allowing another loan listing by the same borrower.
8.	Insufficient Total Accounts
a.	Lending Club will exclude listings where the total number of accounts, both active and inactive, is less than 4.

WebBank
Person-to-Person Credit Policy

9.	Insufficient Open Accounts
a.	Lending Club will exclude from listing loan requests where the number of open and active accounts is less than 3.
10.	Excessive Recent Credit Inquiries
a.	Lending Club will not allow borrowers with more than 10 credit inquiries in the past six (6) months to list their loan request.
11.	Excessive Credit Utilization
a.	Lending Club will keep borrowers with credit utilization of 100% or more from listing their loan requests.
ii.	Lending Club may also manually review and decline some of the loan listing requests through CPC and/or its delegates.
5.	Debt to Income (DTI)
a.	Income Sources
i.	The primary income source is based solely on the monthly gross income of the Borrower and does not include that of the spouse or other individuals in the household.
ii.	In addition to salary income, only recurring incomes of other types will be considered acceptable income sources.
iii.	Complying with federal regulation, alimony or child support payments to Borrower are not required to be disclosed unless it is desired to have such payments counted toward income.
b.	Income Verification
i.	Lending Club reserves the right to require income verification for every Borrower. Verification may include but is not limited to the following:
1.	Pay stub for the most recent two (2) pay periods covering the past 28 days. If self-employed, the most recent two (2) years signed 1040 tax return with all relevant schedules and associated forms (i.e. W-2 and 1099 Forms). Borrower may supplement this requirement with business tax returns if it can be proven that the borrower has full control of the company and is the owner.
2.	Signed 4506-T form authorizing Lending Club and its agent to obtain past two (2) years of 1040 or 1065 tax returns, W-2 forms, and/or 1099 forms.
3.	Certified financial statements audited by state-licensed CPA.
c.	Debt Payment
i.	Debt Payment Sources
ii.	Borrower’s monthly pre-loan and post-loan debt payment obligations will be calculated based on information available in the credit report and Lending Club system.
iii.	Pre-Loan Debt Payment Calculation
1.	Pre-Loan Debt payment obligation is calculated by aggregating borrower’s monthly revolving and installment payments only (includes monthly payment for any Lending Club loan issued prior to this request), without any mortgages. The resulting number will be the Total Monthly Pre-Loan Debt Payment amount.

WebBank
Person-to-Person Credit Policy

iv.	Post-Loan Debt Payment Calculations
1.	Non-Mortgage Post-Loan Debt Payment is calculated by adding Total Monthly Pre-Loan Debt Payment to the monthly payment amount of the Lending Club loan listing that borrower is requesting. This is the Post-Loan Non-Mortgage Debt Payment.
2.	Total Post-Loan Debt Payment is calculated by the monthly payments from all mortgages to the Post-Loan Non-Mortgage Debt Payment. This is the Total Post-Loan Debt Payment.
d.	DTI (Debt to Income) Ratio Calculation
i.	Pre-Loan DTI (DTI-1) is calculated based on representing the Total Monthly Pre-Loan Debt Payment obligations as a percentage of gross monthly income as determined in Credit Policy V.a & V.c.
ii.	Post-Loan Non-Mortgage DTI (DTI-3) is calculated based on representing the Post-Loan Non-Mortgage Debt Payment obligations as a percentage of gross monthly income as determined in Credit Policy V.a & V.c.
iii.	Post-Loan DTI (DTI-4) is calculated based on representing the Total Post-Loan Debt Payment obligations as a percentage of gross monthly income as determined in Credit Policy V.a & V.c.
e.	DTI Requirement
i.	Lending Club will decline to list any loan request with a Pre-Loan DTI above the maximum Pre-Loan DTI limit as determined and adjusted by CPC from time to time.
ii.	Lending Club will decline to list any loan request with a Post-Loan Non-Mortgage DTI above the maximum Post-Loan Non-Mortgage DTI limit as determined and adjusted by CPC from time to time.
iii.	Lending Club will decline to list any loan request with a Post-Loan DTI above the maximum Post-Loan DTI limit as determined and changed by CPC from time to time.
iv.	Current DTI limits:
1.	DTI-1 — Maximum acceptable DTI-1 is 30%

2.	DTI-3 — Maximum acceptable DTI-3 is 48%
6.	Risk Grade Modifiers
a.	Pre-Loan Debt-To-Income Ratio (DTI-1)
Borrower’s capacity to repay is a primary factor in establishing loan default risk. DTI measures the ability of Borrower’s income to cover debt service. Sub-Grade is adjusted up or down in accordance with the DTI ratio using a grade adjustment system as depicted in the Modifier Table in Credit Policy VI.c.
b.	Guidance Limit Utilization
i.	Guidance Limit is assigned by Lending Club after considering Borrower’s risk profile and loan application as depicted in Guidance Limit Table in Credit Policy VI.b.ii. Based on the Guidance Limit derived from either an external decisioning analytics vendor or internal credit models, Sub-Grade is adjusted up or down by the Loan Amount to Guidance Limit Ratio as depicted in the Modifier Table in Credit Policy VI.c.

WebBank
Person-to-Person Credit Policy

ii.	Guidance Limit Table

Base Risk
Grade	Guidance Limit
A	15,000
B	12,500
C	10,000
D	7,000
E*	4,000
F*	3,000
G*	2,000

*	Guidance limit for Risk Grades E~G are not currently used.

WebBank
Person-to-Person Credit Policy

c.	Channel Modifier
i.	Various channels where Lending Club sources the leads for its loan listing requests may perform differently over time. Risk grade modifiers are used to appropriately reflect such differences in credit risk.
ii.	Credit.com — Based on experiences of higher default and delinquency rate with loans from this channel, Lending Club will add an additional -5 Sub-Grade to loan listings coming from credit.com channel.
d.	Open Accounts
i.	The number of open accounts is an indication of credit experience as well as credit usage behavior. Low numbers indicates lack of sufficient credit experience, while a higher number indicates excessive credit accounts which may lead to over-leverage.
ii.	This is the number of currently active accounts on the borrower’s credit report. This includes all revolving accounts that can be drawn down, along with all installment and mortgage accounts that carries a balance and are not yet paid off.
e.	Recent Credit Inquiries (6 months)
i.	Number of credit inquiries acts as an indication of borrower’s need for additional credit as well as potential fraud. Excessive number of credit inquiries is positively correlated to delinquencies and defaults.
ii.	This is the total number of credit inquiries within the past six (6) months as indicated by Lending Club’s credit bureau partners.
f.	Credit Utilization (%)
i.	Credit utilization helps to identify credit availability from borrowers’ existing credit report. High utilization may indicate potential cash flow uncertainty while a low utilization may be a result of lack of credit experience/usage.
ii.	Credit Utilization is calculated based on total balances owed on revolving accounts divided by the credit limit and/or highest usage on the account.
g.	Credit History Length (months)
i.	Length of credit history is an important identifier of credit risk as the shorter the history, the greater the uncertainty about the behavior of the borrower over time.
ii.	Credit history length is calculated based on the earliest credit account from the borrower’s credit report until the date of the credit report.

WebBank
Person-to-Person Credit Policy

h.	Modifier Table (Changes in Sub-Grade)

Base Risk	DTI
Grade	0%	7%	13%	18%	20%	23%	25%	28%	30%
A~D	0	0	-1	-2	-4	-8	-12	-16	Decline

Base Risk	Utilization (Loan Amount to Guidance Limit Ratio)
Grade	0%	25%	50%	75%	100%	125%	150%	175%	200%
A~D	0	-1	-2	-3	-4	-5	-6	-8	-10

	225%	250%	275%	300%	325%	350%
A~D	-12	-14	-16	-20	-26	-32

Exhibit C
Form of Application

This is the home page that any consumer would see going to the www.lendingclub.com url. For the purposes of getting screen prints, I pulled the information from a demo site that does not put a real listing out on the site.
In this instance, I clicked the “join now” button on the top right bar.

1

This is the first “become a member” page (see the bottom half on the next page of this deck).
Information requests here are basic as this information is the same for lenders, borrowers or people who just want to register.

2

3

After completing the information on the previous page, Lending Club sends a confirmation e-mail so that we know that we have an effective method of reaching this person.

4

This is what the e-mail looks like. The member would click the URL in the e-mail to get back to a validated lending club page (see next page).

5

At this point, the consumer would be a registered member of Lending Club where we would ask them to sign in.

6

After they sign in, we allow them to participate in a referral program and invite their friends. They can easily skip this step by clicking “skip”.

7

The member would then be asked to identify themself as lender or a borrower. In this case, we will click on “get a loan” and will become a lending club borrower.

8

This is the first step of the loan request process. We ask the borrower to fill in the “loan amount”, “loan purpose”, “loan title” and a loan description.

9

This is the bottom half of the same page, but includes some data that I typed in.

10

Step 2 asks information relevant to pulling a borrowers credit information. You can see the request for SSN, DofBirth, Address.

11

Phone numbers

12

Income. We request that the borrower digitally sign that they understand we may ask for income verification and that they digitally sign that they agree with and allow lending club to access their credit according to the credit profile authorization agreement. Employment information is also requested.

13

At this step, my identity was verified. I was not asked to go through the additional steps of knowledge based authentication. Let me know if you want those screen shots as they are relatively standard.

14

I asked for a $5,000 loan. As you can see, this page lets me know that I am approved to list my loan and the related terms. I can also choose to take a little more (at a higher interest rate) or take less (at a lower interest rate).

15

After I confirm the loan amount and interest rate, we display the Truth in Lending Disclosure Statement. The lower half of this page is on the next two slides.

16

17

18

At this point, I am asked to provide an external bank account where we can deposit the loan and make the withdrawal debits. The bottom half of this page is on the next powerpoint slide.

19

You can see that I am asked to digitally sign the Bank Account Verification agreement.

20

At step 7, I am asked to affiliate myself based on Geography, Education, Workplace, and Association. This information is extends onto the next page.

21

22

At this point the loan information is summarized for the borrower to provide a final confirmation and digitally sign the Borrower Agreement.

23

The loan is now listed and live.

24

This is what the loan listing looks like (and it is continued on the next two pages).

25

26

27

Exhibit D
Loan Account Documentation

Loan Agreement and Promissory Note
The following terms, together with your loan request on the Site, as defined herein, constitute a binding agreement (the “Agreement”) between you and WebBank, a Utah-chartered industrial bank (“WBK,” “we,” or “us”). BY ELECTRONICALLY SIGNING THE AGREEMENT, YOU HAVE SIGNIFIED YOUR AGREEMENT TO THESE TERMS. Under this Agreement, you agree to receive and repay one or more installment loans from us, through the website lending platform at www.Lendingclub.com, including any subdomains thereof (the “Site”) operated by LendingClub Corporation, a Delaware corporation (“LendingClub”). These terms affect your rights and you should read them carefully and print a copy for your records. Your agreement to these terms means you agree to borrow and repay the money if your loan is funded under the terms of this Agreement, consent to our privacy policy, agree to transact with us electronically, and agree to have any dispute with us resolved by binding arbitration.
1. Loan Terms. Your loan will have a principal balance between $1,000 and $25,000 in the specific amount and on the terms set forth in the disclosures provided to you (see the disclosures at http://www.lendingclub.com/account/truthInLending.action). All loans are closed-end loans with a three (3)-year term. Please see the disclosures provided to you in connection with registering your loan request on the Site for additional details. Your obligations, including your obligation to repay principal and interest, are set forth in this Agreement and in the Note or Notes that you will make to us, as described in section 3 below.
2. Credit Decisions. Your loan request must include your annual income and such other information as we may obtain through the Site. We will consider public assistance, alimony, child support, or separate maintenance income as income if you choose to include such sources of income in your application and such income is likely to continue. We reserve the right to verify any information you submit by requiring you to produce appropriate documentation or other proof, and also reserve the right to conduct such verification through a third party. You hereby authorize us to request and obtain data from a third party to verify any information you provide to us in connection with your loan request. We may terminate consideration of your application at any time in our sole discretion.

3. Loan Funding and Closing. You may post a loan request on the Site, and LendingClub lender members (“Lender Members”) will be able to review your loan request. Lender Members may commit funds to purchase, in various amounts, Member Payment Dependent Notes (“MPDNs”) that LendingClub may issue to Lender Members who commit funds for your loan request. You acknowledge that a Lender Member’s commitment to purchase a MPDN corresponding to all or a portion of your loan from us does not confer any rights to you. You understand that individual Lender Members make their own decisions whether to commit funds for your loan. LendingClub may also choose to commit funds for all or part of your loan request but is not obligated to do so. If, within 14 days following the posting of your loan request, the aggregate amount of funding commitments through the Site fulfills your loan request (or such lesser amount as you choose to accept), your loan will close unless you notify us in writing of your election to terminate your loan request sufficiently far in advance of loan closing for us to cancel the loan. Full or partial funding of your loan request might be available before the expiration of the 14-day period set forth above. In no event shall we be obligated to notify you of the date upon which your loan may or will fund.
If we extend a loan to you, you agree to execute by power of attorney as described below, and be bound by the terms set forth in, the form of promissory note attached as Exhibit A (the “Note”) as to your loan. You agree to execute multiple Notes if we request you do so, provided that the aggregate principal amounts of such Notes shall equal the total amount of your loan. LendingClub will execute your Note(s) on your behalf pursuant to a power of attorney you grant to LendingClub when registering your loan request. You authorize us to disburse the loan proceeds by Automated Clearing House (“ACH”) transfer to your designated account. Following our disbursement of the loan proceeds to you, we will assign the Note(s) and your loan to LendingClub.
BY COMPLETING YOUR APPLICATION AND SUBMITTING YOUR LOAN REQUEST, YOU ARE COMMITTING TO OBTAIN A LOAN FROM US IN THE AMOUNT AND ON THE TERMS SET FORTH IN THE DISCLOSURES PROVIDED TO YOU IN CONNECTION WITH YOUR REQUEST, SHOULD YOUR REQUEST BE FUNDED. YOU HAVE NO RIGHT TO RESCIND THE LOAN ONCE MADE BUT YOU MAY PREPAY THE LOAN AT ANY TIME WITHOUT PENALTY. We will not lend you any funds unless and until sufficient commitments are received from Lender Members and/or LendingClub.

4. Making Your Loan Payments. You authorize us and our successors and assigns to debit your designated account by ACH transfer for the amount of each payment due on each due date. You acknowledge and agree that the loan reflects a discount of 5 percent (5%) off the interest rate, which is contingent upon you making loan payments by ACH transfer. You may elect to make payments by personal check by contacting support@lendingclub.com or by regular mail at LendingClub Corporation, 440 N Wolfe Road, Sunnyvale, California 94085, Attention: Loan Processing Department. If you elect to make payments by check, the interest rate discount will be cancelled and the interest rate will be increased immediately starting with your next payment by an additional 5 percent (5%) for the remaining duration of the loan. For example, if your loan had an interest rate of 10 percent (10%), payments by check would increase your interest rate to 15 percent (15%). In such event, the term of your loan and the number of payments will remain the same, but your payment amount will increase. If you elect to make payments by check, you must send the check either (i) by regular mail to Lending Club Corporation, Dept #34268, P.O. Box 39000, San Francisco, CA 94139, or (ii) by overnight mail or UPS delivery to Wells Fargo Lock Box Services, Dept #34268, 3440 Walnut Ave, Window H, Fremont, CA 94538. This authorization does not affect your obligation to pay when due all amounts payable on your loan, whether or not there are sufficient funds therefore in such accounts. The foregoing authorization is in addition to, and not in limitation of, any rights of setoff we may have. With regard to payments made by automatic withdrawal, you have the right to stop payment of automatic withdrawals or revoke your prior authorization for automatic withdrawals by notifying your financial institution at least three (3) banking days before the scheduled date of transfer. You must notify us of the exercise of your right to stop a payment or revoke your authorization for automatic withdrawals at least three (3) banking days before the scheduled date of transfer. All payments are to be applied first to the payment of all fees, expenses and other amounts due (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after an Event of Default (as defined below), payments will be applied to your obligations as we determine in our sole discretion.
5. Other Borrower Obligations. You agree that you will not, in connection with your loan request: (i) make any false, misleading or deceptive statements or omissions of fact in your listing; (ii) misrepresent your identity, or describe, present or portray yourself as a person other than yourself; (iii) give to or receive from, or offer or agree to give to or receive from any LendingClub member or other person any fee, bonus, additional interest, kickback or thing of value of any kind except in accordance with the terms of your loan; (iv) represent yourself to any person, as a representative, employee, or agent of ours, or purport to speak to any person on our behalf; or (v) provide, in your loan request or in communications on the Site related to your loan request, information upon which a discriminatory lending decision may be made, such as your race, color, religion, national origin, sex, or age. You acknowledge and agree that we may rely without independent verification on the accuracy, authenticity, and completeness of all information you provide to us. You certify that the proceeds of the loan will not be used for the purpose of purchasing or carrying any securities or to fund any illegal activity.

6. Fees. A non-refundable origination fee paid by you to LendingClub as provided under your agreement with LendingClub will be deducted from your loan proceeds, so the loan proceeds delivered to you will be less than the full amount of your loan request. You acknowledge that the origination fee will be considered part of the principal on your loan and is subject to the accrual of interest. You agree to pay a fee of $15, if ACH transfers or checks are returned or fail due to insufficient funds in your account or for any other reason. Each attempt to collect a payment is considered a separate transaction, so an unsuccessful payment fee will be assessed for each failed attempt. The bank that holds your designated account may assess its own fee in addition to the fee we assess. If any payment is more than 15 days late, we may charge a late fee in an amount equal to the greater of 5% of the outstanding principal and interest or $15. If a payment is more than 30 days late, we shall charge such late fee. We will charge only one late fee on each late payment. These fees may be collected using ACH transfers initiated by us from your designated account. Any such late fee assessed is immediately due and payable. Any payment received after 6:00 P.M., Salt Lake City time, on a banking day is deemed received on the next succeeding banking day.
7. Default and Termination. You will be deemed in default on your loan (each, an “Event of Default”) if you: (1) fail to pay timely any amount due on your loan; (2) file or have instituted against you any bankruptcy or insolvency proceedings or make any assignment for the benefit of creditors; (3) die; (4) commit fraud or make any material misrepresentation in this Agreement, the Note, or any other documents, applications or related materials delivered to us in connection with your loan; or (5) fail to abide by the terms of this Agreement.
Upon the occurrence of an Event of Default, we may exercise all remedies available to us under applicable law, this Agreement, and the Note, including without limitation (1) demand that you immediately pay all amounts owed on your loan and (2) terminate this Agreement. Any loans you obtain prior to the effective date of termination resulting from listings you placed on the Site shall remain in full force and effect in accordance with their terms.
8. Collection & Reporting of Delinquent Loans. We reserve the right to report loan payment delinquencies at or in excess of 30 days to one or more consumer reporting agencies in accordance with applicable law. You agree to pay all costs of collecting any delinquent payments, including reasonable attorneys’ fees, as permitted by applicable law.

9. Assignment of Your Loan. Following the closing of your loan you hereby agree that we may, without notice to you, (i) assign all of our right, title and interest in this Agreement to LendingClub; and (ii) assign your Note(s) to LendingClub.
10. NO GUARANTEE. WE DO NOT WARRANT OR GUARANTEE (1) THAT YOUR LOAN REQUEST WILL BE FUNDED, OR (2) THAT YOU WILL RECEIVE A LOAN AS A RESULT OF POSTING A REQUEST.
11. Entire Agreement. This Agreement and any Note represents the entire agreement between you and us regarding the subject matter hereof and supersedes all prior or contemporaneous communications, promises and proposals, whether oral, written or electronic, between us with respect to your loan request and loan. The WBK Privacy Notice attached as Exhibit B is incorporated by reference into this Agreement.
12. Consent to Electronic Transactions and Disclosures. THIS AGREEMENT IS FULLY SUBJECT TO YOUR CONSENT TO ELECTRONIC TRANSACTIONS AND DISCLOSURES, WHICH CONSENT IS SET FORTH IN THE TERMS OF USE FOR THE SITE.
13. Notices. All notices and other communications to you hereunder may be given by email to your registered email address or posted on the Site, and shall be deemed to have been duly given and effective upon transmission. You acknowledge that you have sole access to such email account and your area on the Site and that communications from us may contain sensitive, confidential, and collections-related communications. If your registered email address changes, you must notify LendingClub of the change by sending an email to support@Lendingclub.com or calling 866-754-4094. You also agree to update your registered residence address and telephone number on the Site if they change.
14. NO WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, WE MAKE NO REPRESENTATIONS OR WARRANTIES TO YOU, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
15. LIMITATION ON LIABILITY. IN NO EVENT SHALL WE BE LIABLE TO YOU FOR ANY LOST PROFITS OR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHERMORE, WE MAKE NO REPRESENTATION OR WARRANTY TO YOU REGARDING THE EFFECT THAT THE AGREEMENT MAY HAVE UPON YOUR FOREIGN, FEDERAL, STATE OR LOCAL TAX LIABILITY.

16. Miscellaneous. The parties acknowledge that there are no third party beneficiaries to this Agreement. You may not assign, transfer, sublicense or otherwise delegate your rights or obligations under this Agreement to another person without our prior written consent. Any such assignment, transfer, sublicense or delegation in violation of this section 16 shall be null and void. We are located in the state of Utah and this Agreement and the Note will be entered into in the state of Utah. The provisions of this Agreement will be governed by federal laws and the laws of the state of Utah to the extent not preempted, without regard to any principle of conflicts of laws that would require or permit the application of the laws of any other jurisdiction. Any waiver of a breach of any provision of this Agreement will not be a waiver of any other subsequent breach. Failure or delay by either party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition. If at any time after the date of this Agreement, any of the provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality and unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provisions of this Agreement. The headings in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement in any way.
17. Arbitration.
a. Either party to this Agreement, or LendingClub, may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this section 17 (the “Arbitration Provision”), unless you opt out as provided in section 17(b) below. As used in this Arbitration Provision, “Claim” shall include any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us and/or LendingClub (or persons claiming through or connected with us and/or LendingClub), on the other hand, relating to or arising out of this Agreement, any Note, the Site, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except to the extent provided otherwise in the last sentence of section 17(f) below) the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.

b. You may opt out of this Arbitration Provision for all purposes by sending an arbitration opt out notice to LendingClub Corporation, 440 N Wolfe Road, Sunnyvale, California 94085, Attention: Loan Processing Department, that is received at the specified address within 30 days of the date of your electronic acceptance of the terms of this Agreement. The opt out notice must clearly state that you are rejecting arbitration; identify the Agreement to which it applies by date; provide your name, address, and social security number; and be signed by you. You may send the opt out notice in any manner you see fit as long as it is received at the specified address within the specified time. No other methods can be used to opt out of this Arbitration Provision. If the opt out notice is sent on your behalf by a third party, such third party must include evidence of his or her authority to submit the opt out notice on your behalf.
c. The party initiating arbitration shall do so with the American Arbitration Association (the “AAA”) or JAMS. The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of the administrator selected, except to the extent the rules conflict with this Arbitration Provision or any countervailing law. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply.
d. If we (or LendingClub) elect arbitration, we (or LendingClub, as the case may be) shall pay all the administrator’s filing costs and administrative fees (other than hearing fees). lf you elect arbitration, filing costs and administrative fees (other than hearing fees) shall be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator’s rules. We (or LendingClub, as the case may be) shall pay the administrator’s hearing fees for one full day of arbitration hearings. Fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator’s rules or applicable law require otherwise, or you request that we (or LendingClub) pay them and we agree (or LendingClub agrees) to do so. Each party shall bear the expense of its own attorneys’ fees, except as otherwise provided by law. If a statute gives you the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary herein.

e. Within 30 days of a final award by the arbitrator, any party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, any opposing party may cross-appeal within 30 days after notice of the appeal. The panel will reconsider de novo all aspects of the initial award that are appealed. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (“FAA”), and may be entered as a judgment in any court of competent jurisdiction.
f. We agree not to invoke our right to arbitrate an individual Claim you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT. Unless consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not (a) determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party; nor (b) make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this section 17(f), and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this section 17(f) shall be determined exclusively by a court and not by the administrator or any arbitrator.
g. This Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The arbitrator shall take steps to reasonably protect confidential information.

h. This Arbitration Provision shall survive (i) suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties and/or LendingClub; (ii) the bankruptcy or insolvency of any party or other person; and (iii) any transfer of any loan or Note or any other promissory note(s) which you owe, or any amounts owed on such loans or notes, to any other person or entity. If any portion of this Arbitration Provision other than section 17(f) is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force. If an arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in section 17(f) are finally adjudicated pursuant to the last sentence of section 17(f) to be unenforceable, then no arbitration shall be had. In no event shall any invalidation be deemed to authorize an arbitrator to determine Claims or make awards beyond those authorized in this Arbitration Provision.
THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE OR JURY, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT BEFORE A JUDGE OR JURY UPON ELECTION OF ARBITRATION BY ANY PARTY.
Exhibit A
NON-NEGOTIABLE PROMISSORY NOTE
Borrower name and address: ______________________________________________ (not visible to lenders)
$_______________
_____________, 200_
For value received, I (“Borrower”) promise to pay to the order of WebBank or any subsequent holder (“you” or “Lender”) of this Promissory Note (the “Note”) the principal sum of  _____  ($_____) Dollars with interest as set forth below. I intend to be legally bound by this Note. I have read, understood, and agreed to all of the terms of this Note.
Interest. This Note bears interest during each calendar month from the date hereof until paid, at a fixed rate of  _____  (%) annual percentage rate. Interest is calculated on a monthly basis upon the unpaid balance with each date representing 1/12th of a year.

Payments. Principal and interest is to be paid during and throughout the period of thirty-six (36) months in the following manner:
Payments of principal and interest in the amount of  _____  ($_____) Dollars are to be made by the Borrower to the Lender commencing  _____, 200_, and on the same day of each successive month thereafter until  _____, 200_, when the full amount of unpaid principal, together with unpaid accrued interest is due and payable. If the monthly anniversary is on the 29th, 30th, or 31st of the month, and the following month does not have a 29th, 30th, or 31st day, the monthly payment will be due on the last day of the month in which the payment was due. The last payment might be of a slightly different amount to adjust for rounding.
All payments on this Note are to be made in immediately available lawful money of the United States. Borrower authorizes Lender to debit Borrower’s designated account by Automated Clearing House (“ACH”) transfer for the amount of each payment due on each due date. Borrower acknowledges and agrees that the loan reflects a discount of 5 percent (5%) off the interest rate, which is contingent upon Borrower making loan payments by ACH transfer. Borrower may elect to make payments by personal check by contacting support@lendingclub.com or by regular mail at LendingClub Corporation, 440 N Wolfe Road, Sunnyvale, California 94085, Attention: Loan Processing Department. If Borrower elects to make payments by check, the interest rate discount will be cancelled and the interest rate will be increased immediately starting with the next payment by 5 percent (5%) for the remaining term of this Note. For example, if your loan had an interest rate of 10 percent (10%), your interest rate would increase to 15 percent (15%). In such event, the term of the Note and the number of payments will remain the same, but the payment amount will increase. This authorization does not affect Borrower’s obligations to pay when due all amounts payable under this Note, whether or not there are sufficient funds therefore in such accounts. The foregoing authorization is in addition to, and not in limitation of, any rights of setoff Lender may have. With regard to payments made by automatic withdrawal, Borrower has the right to stop payment of automatic withdrawals or revoke Borrower’s prior authorization for automatic withdrawals by notifying Borrower’s financial institution at least three (3) banking days before the scheduled date of transfer. Borrower will notify Lender of the exercise of Borrower’s right to stop a payment or revoke Borrower’s authorization for automatic withdrawals at least three (3) banking days before the scheduled date of transfer. All payments are to be applied first to the payment of all fees, expenses and other amounts due to Lender (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after an Event of Default (as defined below), payments will be applied to Borrower’s obligations as Lender determines in its sole discretion.

Fees and Charges. A non-refundable origination fee paid by Borrower to LendingClub Corporation, in the amount and on the terms set forth in Borrower’s agreement with LendingClub Corporation, will be deducted from Borrower’s loan proceeds, so the loan proceeds delivered to Borrower will be less than the full amount of Borrower’s loan request. Borrower acknowledges that the origination fee will be considered part of the principal of Borrower’s loan and is subject to the accrual of interest. Borrower agrees to pay a fee of $15 if ACH transfers or checks are returned or fail due to insufficient funds in Borrower’s account or for any other reason. Borrower acknowledges that the bank that holds Borrower’s designated account may charge a fee in addition to this fee. Each attempt to collect a payment is considered a separate transaction, so an unsuccessful payment fee will be assessed for each failed attempt. If Borrower’s payment is more than 15 days late, Lender may charge a late fee in an amount the greater of 5% of the outstanding payment or $15. If Borrower’s payment is more than 30 days late, Lender shall charge such late fee. These fees may be collected using ACH transfers initiated by us from Borrower’s designated account. Any such late fee assessed is immediately due and payable. Any payment received after 6:00 P.M., Salt Lake City time, on a banking day is deemed received on the next succeeding banking day.
Prepayments and Partial Payments. Borrower may make any payment early, in whole or in part, without penalty or premium at any time. Any partial prepayment is to be applied against the principal amount outstanding and does not postpone the due date of any subsequent monthly installments, unless Lender otherwise agrees in writing. If Borrower prepays this Note in part, Borrower agrees to continue to make regularly scheduled payments until all amounts due under this Note are paid. Lender may accept late payments or partial payments, even though marked “paid in full”, without losing any rights under this Note.
Use of Funds. Borrower certifies that the proceeds of the loan will not be used for the purpose of purchasing or carrying any securities or to fund any illegal activity.
Default. Borrower will be deemed in default (each, an “Event of Default”) of Borrower’s obligations under this Note if Borrower: (i) fails to pay timely any amount due under this Note; (ii) files or has instituted against Borrower any bankruptcy or insolvency proceedings or makes any assignment for the benefit of creditors; (iii) dies; (iv) commits fraud or makes any material misrepresentation in this Note; or (v) fails to abide by the terms of this Note.

Upon the occurrence of an Event of Default, Lender may exercise all remedies available to it under applicable law, including demand upon Borrower to immediately pay all amounts due under this Note. Lender reserves the right to report loan payment delinquencies of 30 days or longer to one or more consumer reporting agencies in accordance with applicable law. Borrower agrees to pay all costs of collecting any delinquent payments, including reasonable attorneys’ fees, as permitted by applicable law.
Miscellaneous.
This Note is not negotiable. Notwithstanding the foregoing, Lender may assign this Note, including without limitation to LendingClub Corporation, without notice to Borrower. Borrower may not assign this Note without the prior written consent of Lender. This Note inures to the successors, permitted assigns, heirs and representatives of Borrower and Lender.
Borrower hereby waives demand, notice of non-payment, protest, and all other notices or demands whatsoever, and hereby consents that without notice to and without releasing the liability of any party, the obligations evidenced by this Note may from time to time, in whole or part, be renewed, extended, modified, accelerated, compromised, settled or released by Lender.
Any changes to this Note must be in writing signed by Borrower and Lender. Notices will be mailed electronically to the addresses provided.
Controlling Law. We are located in the State of Utah and this Note has been executed and delivered in the State of Utah and is deemed a contract made under such state’s law. The provisions of this Note will be governed by federal laws and the laws of the State of Utah to the extent not preempted, without regard to any principle of conflicts of law. The unenforceability of any provision of this Note shall not affect the enforceability or validity of any other provision of this Note.
STATE LAW NOTICES:
CALIFORNIA RESIDENTS ONLY: A married applicant may apply for a separate account. If Lender takes any adverse action as defined by § 1785.3 of the California Civil Code and the adverse action is based, in whole or in part, on any information contained in a consumer credit report, Borrower has the right to obtain within 60 days a free copy of Borrower’s consumer credit report from the consumer reporting agency who furnished the consumer credit report and from any other consumer credit reporting agency that complies and maintains files on consumers on a nationwide basis.

CALIFORNIA AND UTAH RESIDENTS: As required by California and Utah law, Borrower is hereby notified that a negative credit report reflecting on Borrower’s credit record may be submitted to a credit reporting agency if Borrower fails to fulfill the terms of Borrower’s credit obligations.
KANSAS (and IOWA residents if the principal amount of this loan exceeds $20,000): IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. LENDER MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.
MARYLAND RESIDENTS ONLY: Lender elects to make this loan pursuant to Subtitle 10 (Credit Grantor Closed End Credit provisions) of Title 12 of the Maryland Commercial Law Article only to the extent that such provisions are not inconsistent with Lender’s authority under federal law (12 U.S.C. § 85, § 1463(g), or § 1831d, as appropriate) and related regulations and interpretations, which authority Lender expressly reserves.
MASSACHUSETTS RESIDENTS ONLY: Massachusetts law prohibits discrimination based upon marital status or sexual orientation.
MISSOURI AND NEBRASKA RESIDENTS: ORAL LOAN AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF SUCH DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER(S) AND THE LENDER AND ANY HOLDER OF THIS NOTE FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
NEW JERSEY RESIDENTS: The section headings of the Note are a table of contents and not contract terms. Portions of this Note with references to actions taken to the extent of applicable law apply to acts or practices that New Jersey law permits or requires. In this Note, actions or practices (i) by which Lender is or may be permitted by “applicable law” are permitted by New Jersey law, and (ii) that may be or will be taken by Lender unless prohibited by “applicable law” are permitted by New Jersey law.

NEW YORK, RHODE ISLAND and VERMONT RESIDENTS: Borrower understands and agrees that Lender may obtain a consumer credit report in connection with this application and in connection with any update, renewals for extension of any credit as a result of this application. If Borrower asks, Borrower will be informed whether or not such a report was obtained, and if so, the name and address of the agency that furnished the report. Borrower also understands and agrees that Lender may obtain a consumer credit report in connection with the review or collection of any loan made to Borrower as a result of this application or for other legitimate purposes related to such loans.
OHIO RESIDENTS ONLY: The Ohio laws against discrimination require that all creditors make credit equally available to all credit-worthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio Civil Rights Commission administers compliance with the law.
WISCONSIN RESIDENTS ONLY: For married Wisconsin residents, Borrower’s signature confirms that this loan obligation is being incurred in the interest of Borrower’s marriage or family. No provision of any marital property agreement (pre-marital agreement), unilateral statement under § 766.59 of the Wisconsin statutes or court decree under § 766.70 adversely affects Lender’s interest unless, prior to the time that the loan is approved, Lender is furnished with a copy of the marital property agreement, statement, or decree or have actual knowledge of the adverse provision. If this loan for which Borrower is applying is granted, Borrower will notify Lender if Borrower has a spouse who needs to receive notification that credit has been extended to Borrower.
SCREEN NAME OF BORROWER
BY: LENDINGCLUB CORPORATION
ATTORNEY-IN-FACT FOR BORROWER
(SIGNED ELECTRONICALLY)

Exhibit B
WBK PRIVACY NOTICE
Introduction:
At WBK, the basis of each customer relationship is trust and confidence. As financial services professionals entrusted with sensitive financial information, we respect the privacy of our customers and are committed to treating customer information responsibly.
We are dedicated to protecting your confidential information and have established standards and procedures to safeguard your personal information. This notice is to make you aware of how we treat the personal information we receive about you.
Our Privacy Policy:
It is our policy that we do not disclose nonpublic personal information about our customers, except as provided by law.
Nonpublic personal information is nonpublic information about you that we obtain in connection with providing a financial product or service to you. In particular, we do not provide account or personal information to nonaffiliated companies for independent telemarketing or direct mail marketing of any products or services of those companies.
How we collect Information:
Information about consumers is accumulated in various ways. Customers provide some themselves on applications, or other forms. WBK develops other data as part of providing a product or service to a customer. Still other information is obtained from outside sources such as consumer reporting agencies.
Confidentiality:
We will limit the use and collection of information about our customers to that which is necessary to conduct our business. We use information to protect and administer your records, accounts and funds; to comply with certain laws and regulations; to help us design or improve our products and services; and to understand your financial needs so that we can provide you with quality products and superior service.
We do not reveal specific information about your accounts or other personally identifiable data to parties outside our bank and companies for their independent use unless:
•	You request or authorize it and we approve it;
•	The information is provided to help complete a transaction initiated by you;

•	The information is provided to LendingClub;
•	The information is provided to a reputable credit bureau or similar information reporting agency;
or
•	The disclosure is lawfully permitted or required.
Limits on Employee Access:
At WBK, employee access to personally identifiable customer information is limited to those with a business reason to know such information. Employees are educated on the importance of maintaining the confidentiality of customer information and on these Privacy Principles. All WBK employees are responsible for maintaining the confidentiality of customer information.
Security:
We safeguard personal and financial information according to established standards and procedures. All of our operational and data processing systems are in a secure environment that protects your account information from being accessed by third parties. Our employees are trained to understand and comply with these information principles.
Information about former customers:
We maintain the same policy about disclosing information about former customers as we do about current customers.
Complete and Accurate Information:
We continually strive to maintain complete and accurate information about you and your accounts. Should you ever believe that our records contain inaccurate or incomplete information about you, please notify us. We will investigate your concerns and correct any inaccuracies.
Future changes:
We reserve the right to change the procedures and other provisions in this disclosure at any anytime. If we do, we will notify you of those changes.
If you have questions:
WBK recognizes and respects the privacy expectations of our customers. We want our customers to understand our commitment to privacy in our use of customer information. As a result of our commitment, we have developed this Privacy Notice, which is available to our customers.

Borrower Membership Agreement
The following terms constitute a binding agreement (the “Agreement”) between you and LendingClub Corporation, a Delaware corporation (“LendingClub,” “we,” or “us”). BY ELECTRONICALLY SIGNING THE AGREEMENT, YOU HAVE SIGNIFIED YOUR AGREEMENT TO THESE TERMS. Under this Agreement, you agree to apply for one or more installment loans from our designated lender, WebBank, a Utah-chartered industrial bank (“WBK”), through the web site lending platform at www.Lendingclub.com, including any subdomains thereof (the “Site”), operated by us. These terms affect your rights and you should read them carefully and print a copy for your records. Your agreement to these terms means you agree to borrow and repay the money if any of your loans are funded, consent to our privacy policy, agree to transact with us electronically, and agree to have any dispute with us resolved by binding arbitration.
1. Registration as a Borrower Member. You are applying to register with us as a borrower member on the Site. Registration as a borrower member lets you post qualifying loan requests on the Site and obliges you to accept any resulting loans that satisfy such requests, subject to your right to cancel your loan request before closing as set forth in section 3 below. Registration on the Site as a borrower member is restricted to individuals who satisfy WBK’s credit policy. Under WBK’s current credit policy, your Fair Isaac Corporation (“FICO”) score must be greater than 640 and you must meet other credit criteria in order for you to be eligible to apply for a loan. If for any reason you do not qualify or you later cease to qualify for a loan from WBK, if, for example, your FICO score from any consumer reporting agency falls below 640, we or WBK may terminate your loan request and deny your ability to make additional loan requests. Even if your FICO score is higher than 640, we or WBK may nevertheless terminate your registration or loan request based on WBK’s other credit criteria such as debt-to-income ratio or other information in your credit report.
2. Account Verification. You authorize us to initiate a debit entry to your bank account in an amount of $0.01 to $0.99 for account verification purposes through the ACH network. We will reverse this debit following verification and no funds will be removed from your account. You understand that if we are unable to verify your bank account for any reason, we will cancel your application and your loan request will not be posted on the Site.

3. Loan Requests. To the extent you become and remain a registered borrower member, you may post a qualifying loan request on the Site in the amount of $1,000 to $25,000. You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time. Your loan request must include all information required by us and WBK. Any qualifying loan requests you post may remain as an active listing on the Site for up to 14 days. If your loan request attracts enough funding offers in accordance with your agreement with WBK, then your loan will close unless you notify us in writing of your election to terminate your loan request sufficiently far in advance of loan closing for us to direct WBK to cancel the loan and for WBK to cancel the transfer of the loan proceeds to your designated account. Full or partial funding of your loan request may be available before the expiration of the 14-day period set forth above but in no event shall we be obligated to notify you of the date upon which your loan may or will fund. Funding of any loans you receive will proceed as described in your Loan Agreement with WBK.
4. Limited Power of Attorney. As a condition to registering as a borrower member on the Site, you hereby grant us a limited power of attorney and appoint us and/or our designees as your true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for you and in your name, place and stead, in any and all capacities, to complete and execute one or more promissory notes in the form appended to your Loan Agreement with WBK (each, a “Note”) representing in the aggregate the total principal amount you accept, and the terms, of each loan made to you by WBK in accordance with the disclosures made to you about such loan (see the disclosures at http://www.lendingclub.com/account/truthInLending.action), with the full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such power as fully to all intents and purposes as you might or could do in person (“Power of Attorney”). This Power of Attorney is limited solely to the purpose described above and will expire automatically upon the earlier of (i) the execution of the Notes by us on your behalf or (ii) the termination or expiration of your loan request posted on the Site. You may revoke the Power of Attorney at any time before the funds representing your loan proceeds are transferred to your designated account and the Notes are executed on your behalf by contacting us in accordance with section 7, Communications. Once the Notes have been signed by LendingClub acting as your attorney-in-fact, however, they are deemed executed on your behalf and the executed Notes shall be your valid and binding obligations thereafter. If you choose to revoke the Power of Attorney prior to execution of Notes, we will be unable to proceed with processing your loan request and your pending loan requests will be considered withdrawn, and your registration as a borrower member on the Site will be terminated. In such event, we will remove any loan requests you have posted on the Site and you may be prohibited from posting additional qualifying loan requests in the future in our discretion.

5. Origination Fee. If your loan request results in a loan, you must pay us a non-refundable origination fee. The amount of the fee ranges from 0.75% to 3% of the loan amount, or such lesser amount as may be provided by applicable law, depending on your credit profile, which amount is stated in the disclosures provided to you (see the disclosures at http://www.lendingclub.com/account/truthInLending.action). This fee will be deducted from your loan proceeds, so the loan proceeds delivered to you will be less than the full amount of your loan request. You acknowledge that the origination fee will be considered part of the principal on your loan and is subject to the accrual of interest.
6. Loan Servicing. You acknowledge and agree that LendingClub shall serve as the loan servicer for any and all loans you receive but that LendingClub may delegate servicing to another entity. As loan servicer, LendingClub will administer and collect on your loans. LendingClub will maintain all Notes representing your loans in electronic form and shall make all such Notes available to you for review on the Site.
7. Communications. You agree not to communicate with the Lender Members who purchase Member Payment Dependent Notes (“MPDNs”) corresponding to your loans except anonymously and publicly through posting on the Site. For a detailed description of the MPDNs, please refer to the Prospectus available at [link to Prospectus]. Subject to section 18, you will send any inquiries, requests for deferment or forbearance, or other communications regarding your loans by email to support@lendingclub.com or by regular mail to LendingClub Corporation, 440 N Wolfe Road, Sunnyvale, California 94085, Attention: Loan Processing Department.
8. Other Borrower Obligations. You agree that you will not, in connection with your loan request: (i) make any false, misleading or deceptive statements or omissions of fact in your listing, including but not limited to in the loan title, or in your loan description; (ii) misrepresent your identity, or describe, present or portray yourself as a person other than yourself; (iii) give to or receive from, or offer or agree to give to or receive from any LendingClub member or other person any fee, bonus, additional interest, kickback or thing of value of any kind except in accordance with the terms of your loan; (iv) represent yourself to any person, as a representative, employee, or agent of ours, or purport to speak to any person on our behalf; or (v) provide, in your loan request or in communications on the Site related to your loan request, information upon which a discriminatory lending decision may be made, such as your race, color, religion, national origin, sex, or age. You acknowledge and agree that we may rely without independent verification on the accuracy, authenticity, and completeness of all information you provide to us.

9. Verification. We reserve the right to verify the accuracy of all information you provide and to terminate this Agreement and remove your loan request in case of any inaccuracy or omission in your loan request or your application, or any other violation of this Agreement. We reserve the right to verify any information you submit through the production of appropriate documentation, and also reserve the right to conduct such verification through a third party. You hereby authorize us to request and obtain data from a third party to verify any information you provide us in connection with your registration as a borrower member on the Site.
10. NO GUARANTEE. WE DO NOT WARRANT OR GUARANTEE (1) THAT YOUR REQUEST WILL BE FUNDED, OR (2) THAT YOU WILL RECEIVE A LOAN AS A RESULT OF POSTING A REQUEST.
11. Restrictions on Use of Proceeds; Bank Account. You are not authorized or permitted to use the Site to obtain, or attempt to obtain, a loan for someone other than yourself. You are not authorized or permitted to use the Site to obtain, or attempt to obtain, a loan to fund any illegal activity. You must be the owner of the deposit account you designate for electronic transfers of funds and have authority to direct that loan payments be made to us from such account. Your designated account will be the account into which loan proceeds will be deposited and from which loan payments will be made.
12. Termination of Registration. We may terminate this Agreement and your status as a borrower member at any time if you committed fraud or made a misrepresentation in connection with your registration on the Site or any application or request for a loan, performed any prohibited activity, or otherwise failed to abide by the terms of this Agreement. In such event, we will have all remedies authorized or permitted by this Agreement and applicable law. We may, in our sole discretion, with or without cause and with or without notice, restrict your access to the Site.
13. DISCLAIMERS AND LIMITATION ON LIABILITY. THIS AGREEMENT IS FULLY SUBJECT TO ALL DISCLAIMERS AND LIMITATIONS ON LIABILITY SET FORTH IN THE TERMS OF USE.

14. Entire Agreement. This Agreement represents the entire agreement between you and us regarding the subject matter of the Agreement and supersedes all prior or contemporaneous communications, promises and proposals, whether oral, written or electronic, between us with respect to your registration as a borrower member and your loan request.
15. Consent to Electronic Transactions and Disclosures. THIS AGREEMENT IS FULLY SUBJECT TO YOUR CONSENT TO ELECTRONIC TRANSACTIONS AND DISCLOSURES, WHICH CONSENT IS SET FORTH IN THE TERMS OF USE.
16. Notices. You agree that we can send you any and all notices and other communications related to this Agreement, any loan requests you post or your status as a borrower member by sending an email to your registered email address or posting the notice or communication on the Site, and notice or communication shall be deemed to have been duly given and effective when we send it or post it on the Site. You acknowledge that you have sole access to the registered email account and your area on the Site and that communications from us may contain sensitive, confidential, and collections-related communications. If your registered email address changes, you must notify us immediately of the change by sending an email to support@Lendingclub.com or calling 866-754-4094. You also agree to update promptly your registered residence address and telephone number on the Site if they change.
17. Miscellaneous. The parties acknowledge that there are no third party beneficiaries to this Agreement. You may not assign, transfer, sublicense or otherwise delegate your rights or obligations under this Agreement to another person without our prior written consent. Any such assignment, transfer, sublicense or delegation in violation of this section 17 shall be null and void. This Agreement shall be governed by the laws of the State of Delaware without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction. Any waiver of a breach of any provision of this Agreement will not be a waiver of any other subsequent breach. Failure or delay by either party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition. If at any time after the date of this Agreement, any of the provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality and unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provisions of this Agreement. The headings in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement in any way.

18. Arbitration.
a. Either party to this Agreement, or WBK, may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this section 18 (the “Arbitration Provision”), unless you opt out as provided in section 18(b) below. As used in this Arbitration Provision, “Claim” shall include any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us and/or WBK (or persons claiming through or connected with us and/or WBK), on the other hand, relating to or arising out of this Agreement, any Note, the Site, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except to the extent provided otherwise in the last sentence of section 18(f) below) the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.
b. You may opt out of this Arbitration Provision for all purposes by sending an arbitration opt out notice to LendingClub Corporation, 440 N Wolfe Road, Sunnyvale, California 94085, Attention: Loan Processing Department, that is received at the specified address within 30 days of the date of your electronic acceptance of the terms of this Agreement. The opt out notice must clearly state that you are rejecting arbitration; identify the Agreement to which it applies by date; provide your name, address, and social security number; and be signed by you. You may send the opt out notice in any manner you see fit as long as it is received at the specified address within the specified time. No other methods can be used to opt out of this Arbitration Provision. If the opt out notice is sent on your behalf by a third party, such third party must include evidence of his or her authority to submit the opt out notice on your behalf.
c. The party initiating arbitration shall do so with the American Arbitration Association (the “AAA”) or JAMS. The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of the administrator selected, except to the extent the rules conflict with this Arbitration Provision or any countervailing law. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply.

d. If we (or WBK) elect arbitration, we (or WBK, as the case may be) shall pay all the administrator’s filing costs and administrative fees (other than hearing fees). lf you elect arbitration, filing costs and administrative fees (other than hearing fees) shall be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator’s rules. We (or WBK, as the case may be) shall pay the administrator’s hearing fees for one full day of arbitration hearings. Fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator’s rules or applicable law require otherwise, or you request that we (or WBK) pay them and we agree (or WBK agrees) to do so. Each party shall bear the expense of its own attorneys’ fees, except as otherwise provided by law. If a statute gives you the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary herein.
e. Within 30 days of a final award by the arbitrator, any party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, any opposing party may cross-appeal within 30 days after notice of the appeal. The panel will reconsider de novo all aspects of the initial award that are appealed. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (“FAA”), and may be entered as a judgment in any court of competent jurisdiction.

f. We agree not to invoke our right to arbitrate an individual Claim you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT. Unless consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not (a) determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party; nor (b) make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this section 18(f), and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this section 18(f) shall be determined exclusively by a court and not by the administrator or any arbitrator.
g. This Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The arbitrator shall take steps to reasonably protect confidential information.
h. This Arbitration Provision shall survive (i) suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties and/or WBK; (ii) the bankruptcy or insolvency of any party or other person; and (iii) any transfer of any loan or Note or any other promissory note(s) which you owe, or any amounts owed on such loans or notes, to any other person or entity. If any portion of this Arbitration Provision other than section 18(f) is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force. If an arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in section 18(f) are finally adjudicated pursuant to the last sentence of section 18(f) to be unenforceable, then no arbitration shall be had. In no event shall any invalidation be deemed to authorize an arbitrator to determine Claims or make awards beyond those authorized in this Arbitration Provision.
THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE OR JURY, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT BEFORE A JUDGE OR JURY UPON ELECTION OF ARBITRATION BY ANY PARTY.

Exhibit E
Sample Funding Statement

From:	Wynn Goodchild
To:	Barrett Hicken
Cc:	jdonovan@lendingclub.com; Sherry Gittins; Steve Stanford; Shannon Hutchings
Subject:	WebBank Loan Information 11-5
Date:	Wednesday, November 05, 2008 4:13:12 PM
The loans specified below have been processed as of the date of this email and funds totaling $45,500 will be disbursed by WebBank on the Disbursement Date set forth in Section A. The promissory notes totaling $45,500 below will be purchased by Lending Club on the Purchase Date set forth in Section B pursuant to the Loan Sale Agreement dated 12/10/2007.
Loans for 11-5-08

Loan ID	Loan $ Amounts
359183	14,775.00
359428	9,925.00
359903	14,775.00
360506	3,970.00
361086	1,477.50